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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 14th day of December, 2000, by and between INLAND REAL ESTATE CORPORATION, a Maryland corporation (the "Company"), and Samuel A. Orticelli (the "Executive").

                                    RECITALS:

         A. The Company is a real estate investment trust which owns, operates and acquires neighborhood retail centers and community centers within a 400 mile radius of its headquarters in Oak Brook, Illinois (the "Business").

         B. Executive has served as the Company's General Counsel and Secretary pursuant to an employment agreement, dated as of July 1, 2000, by and between the Company and Executive (the "Prior Agreement") and during his employment thereunder, Executive has demonstrated certain unique and particular talents and abilities with regard to the Business.

         C. The Company desires to continue to assure itself of the availability of the talents and abilities of Executive, by entering into a new employment agreement compensating Executive at a level commensurate with compensation provided to executives of companies similarly situated to the Company.

         D. Executive desires to continue to be employed by the Company, subject to the terms, conditions and covenants hereinafter set forth.

         E. The Company and Executive desire to terminate the Prior Agreement and all pre-existing employment agreements, whether written or oral, and all other agreements, if any, regarding Executive's employment with the Company, and intend to have this Agreement govern instead.

         F. As a condition of the Company to enter into this Agreement, Executive has agreed to restrict his ability to enter into competition with the Company.

         NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, Executive and the Company hereby agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         1.1 Employment.

         (a) The Company hereby employs, engages and hires Executive, and Executive hereby accepts employment, upon the terms and conditions set forth in this Agreement. Effective as of January 1, 2001 (the "Effective Date"), Executive shall serve as Senior Vice


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President, General Counsel and Secretary with duties commensurate with such position and such other duties and responsibilities as assigned from time to time by the Company.

         (b) In addition, Executive shall provide advice, consultation and services to any other entities which control, are controlled by or are under common control with the Company now or in the future (together "Affiliates"), as may be requested by the Company.

         1.2 Activities and Duties During Employment. Executive represents and warrants to the Company that he is free to accept full-time employment with the Company, and that he has no prior or other commitments or obligations of any kind to anyone else which would hinder or interfere with his acceptance of his obligations under this Agreement, or the exercise of his reasonable commercial efforts as an employee of the Company. During the Employment Term (as defined below), Executive agrees:

         (a) to faithfully serve and further the interests of the Company in every lawful way, giving honest, diligent, loyal and cooperative service to the Company and its Affiliates;

         (b) to comply with all reasonable rules and policies which are consistent with the terms of this Agreement and which, from time to time, may be adopted by the Company and/or its Affiliates; and

         (c) to devote all of his business time, attention and efforts to the faithful and diligent performance of his services to the Company and its Affiliates.

                                   ARTICLE II

                                      TERM

         2.1 Term. The term of employment under this Agreement shall commence on the Effective Date and shall last for a period of three (3) years (the "Initial Term"). Such term shall automatically be renewed for successive one-year periods thereafter unless terminated by either party by written notice not less than 30 days prior to the expiration of the then-current term. The term of Executive's employment hereunder may also be terminated as provided in Section 2.2 (the Initial Term, as it may be extended or terminated, is herein referred to as the "Employment Term").

         2.2 Termination. The Employment Term and employment of Executive may be terminated as follows:

         (a) By the Company immediately for Cause (as hereinafter defined).

         (b) By the Company immediately without Cause.

         (c) Automatically, without the action of either party, upon the death of Executive.



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         (d) By either party upon a determination of Total Disability (as hereinafter defined) of Executive.

         (e) Voluntarily by Executive.

         (f) By Executive, immediately for Good Reason (as hereinafter defined).

         (g) By Executive, upon a "Change of Control " and for "Good Reason" (as such terms are hereinafter defined) upon written notice to the Company.

         2.3 Definitions of "Cause," "Total Disability," Good Reason" and "Change of Control".

         (a) For the purpose of this Agreement, "CAUSE" shall mean: (I) conduct amounting to fraud, embezzlement or illegal misconduct in connection with Executive's duties under this Agreement and as an employee of the Company; (II) conduct that the Company reasonably believes has brought the Company into substantial public disgrace or disrepute; (III) failure to perform his duties hereunder as reasonably directed by the Company after providing written notice of such failure to Executive and Executive has failed to cure such non-performance within ten days of receiving such notice; (IV) gross negligence or willful misconduct with respect to the Company, its clients, its employees and its activities; or (V) any other material breach of this Agreement or any other agreement to which Executive and the Company are a party or any material breach of any written policy adopted by the Company concerning conflicts of interest, standards of business conduct or fair employment practices and any other similar matter, provided that the Company has provided written notice of the breach to Executive and Executive has failed to cure the breach within ten
(10) days of receiving such notice.

         (b) Executive shall be determined to have a "TOTAL DISABILITY" for purposes of this Agreement if he is unable by reason of accident or illness to substantially perform his employment duties, and is expected to be in such condition for periods totaling six (6) months (whether or not consecutive) during any period of twelve (12) months. The determination of whether a Total Disability has occurred shall be based on the determination of a physician mutually acceptable to the Company and Executive. Nothing herein shall limit Executive's right to receive any payments to which Executive may be entitled under any disability or employee benefit plan of the Company or under any disability or insurance policy or plan. During a period of Total Disability prior to termination hereunder, Executive shall continue to receive his full compensation (including base salary) and benefits.

         (c) "GOOD REASON" will mean any of the following events which have not been cured within ten (10) days following the Company's receipt of Executive's written notice specifying the events or factors constituting such Good Reason:

         (I) the assignment to Executive of duties which constitute a material reduction in Executive's title or authority and which is materially inconsistent with respect to Executive's position as contemplated by this Agreement;


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         (II) the Company requiring Executive to relocate his principal residence to a location outside the Greater Chicago Metropolitan Area in order to perform his duties and responsibilities hereunder;

         (III) the reduction of Executive's base salary or other compensation and benefits during the Employment Term to less than the amount of the Base Salary and other compensation and benefits as set forth in Section 3.1 below; and

         (IV) a material breach by the Company of the provisions of this Agreement.

         (d) "Change of Control" shall mean:

         (I) that the members of the Company's board of directors as of the date of this Agreement fail to constitute a majority of the members of the board provided, however, that any individual becoming a member of the board who is nominated by the board shall be treated as if he or she were a member of the board as of the date of this Agreement;

         (II) the disposition of all, or substantially all, of the assets of the Company;

         (III) the merger or consolidation of the Company with an unaffiliated third party and the Company is not the surviving entity of such transaction;

         (IV) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, not affiliated with The Inland Group, Inc., becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that Act, of 25% or more of the voting shares of the Company; and

         (V) the termination and liquidation of the Company.

                                   ARTICLE III

                           COMPENSATION AND BENEFITS

         3.1 Compensation.

         (a) Base Salary. During the Initial Term, the Company shall pay Executive a base salary of Two Hundred Thousand Dollars ($200,000) per year (the "Base Salary"). At the expiration of the Initial Term, and again at the expiration of each renewal of the Initial Term, the Company shall review Executive's Base Salary to determine an appropriate Base Salary to be effective at the beginning of the renewal of the Initial Term or any subsequent renewal.

         (b) Annual Incentive Bonus. The Company shall, in addition to Executive's Base Salary, pay Executive an Annual Incentive Bonus which shall be payable within 90 days of the end of each fiscal year, in accordance with the formula set forth on Exhibit A, attached hereto and made a part hereof.


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         (c) Initial Stock Grant. On the Effective Date, Executive shall receive
27,273 shares of common stock of the Company (the "Initial Restricted Shares"), subject to the following restrictions and conditions:

         (I) Executive shall be record owner of the Initial Restricted Shares, but all Initial Restricted Shares shall be held by the Company for the benefit of Executive subject to forfeiture in the amounts and conditions provided below, and simultaneously with issuance of such Initial Restricted Shares, Executive shall execute and deliver a blank stock power allowing the Company to transfer such Initial Restricted Shares in accordance with the terms and conditions set forth below:

         (A) If, prior to the first anniversary of the Effective Date, the Employment Term has not been terminated pursuant to Sections 2.2(a) or (e), 5,455 of the Initial Restricted Shares then being held by the Company shall be released to Executive on the first anniversary of the Effective Date and shall no longer be subject to forfeiture by Executive, but the amount of 27,273 Initial Restricted Shares shall be forfeited by Executive and transferred to the Company only if the Employment Term has been terminated pursuant to Sections 2.2(a) or (e) prior to the first anniversary of the Effective Date;

         (B) If, prior to the second anniversary of the Effective Date, the Employment Term has not been terminated pursuant to Sections 2.2(a) or (e), 5,454 of the Initial Restricted Shares then being held by the Company shall be released to Executive on the second anniversary of the Effective Date and shall no longer be subject to forfeiture by Executive, but the amount of 21,818 Initial Restricted Shares shall be forfeited by Executive and transferred to the Company only if the Employment Term has been terminated pursuant to Sections 2.2(a) or (e), on any date which is on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date;

         (C) If, prior to the third anniversary of the Effective Date, the Employment Term has not been terminated pursuant to Sections 2.2(a) or (e), 5,455 of the Initial Restricted Shares then being held by the Company shall be released to Executive on the third anniversary of the Effective Date and shall no longer be subject to forfeiture by Executive, but the amount of 16,364 Initial Restricted Shares shall be forfeited by Executive and transferred to the Company only if the Employment Term has been terminated pursuant to Sections 2.2(a) or (e) on any date which is on or after the second anniversary of the Effective Date and prior to the third anniversary of the Effective Date;

         (D) On the third anniversary of the Effective Date should the Company exercise its right not to renew this Agreement, as provided in Section 2.1, any Initial Restricted Shares issued to Executive under this Agreement shall immediately vest and shall no longer be subject to forfeiture by Executive;

         (E) If, prior to the fourth anniversary of the Effective Date, the Employment Term has not been terminated pursuant to Sections 2.2(a) or (e), 5,454 of the Initial Restricted Shares then being held by the Company shall be released to Executive on the fourth anniversary of the Effective Date and shall no longer be subject to forfeiture by Executive, but the amount of


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10,909 Initial Restricted Shares shall be forfeited by Executive and transferred to the Company only if the Employment Term has been terminated pursuant to Sections 2.2(a) or (e), on any date which is on or after the third anniversary of the Effective Date and prior to the fourth anniversary of the Effective Date; and

         (F) If, prior to the fifth anniversary of the Effective Date, the Employment Term has not been terminated pursuant to Sections 2.2(a) or (e), 5,455 of the Initial Restricted Shares then being held by the Company shall be released to Executive on the fifth anniversary of the Effective Date and shall no longer be subject to forfeiture by Executive, but the amount of 5,455 Initial Restricted Shares shall be forfeited by Executive and transferred to the Company only if the Employment Term has been terminated pursuant to Sections 2.2(a) or
(e), on any date which is on or after the fourth anniversary of the Effective Date and prior to the fifth anniversary of the Effective Date.

         (II) Executive may not sell, transfer, hypothecate, pledge or assign any Initial Restricted Shares which remain subject to forfeiture pursuant to clauses (A), (B), (C), (D), (E) or (F) immediately above.

         (III) Upon the occurrence of any forfeiture of Initial Restricted Shares, Executive shall immediately take all actions necessary to cause the Company to be immediately vested with full and complete ownership of such forfeited Initial Restricted Shares.

         (IV) Prior to any forfeiture, Executive may exercise all rights of a stockholder, including the right to vote and receive dividends.

         (V) Executive acknowledges that the Company's common stock is publicly held and is subject to various federal and state securities laws and that the Initial Restricted Shares are being issued pursuant to such laws and agrees that he will comply with any and all applicable laws and regulations governing the Initial Restricted Shares.

         (VI) If the Company shall file a registration statement (other than a registration statement on Form S-4 or any successor form) with the Securities and Exchange Commission while the Initial Restricted Shares are outstanding, the Company shall give Executive at least 30 days' prior written notice of the filing of such registration statement. If requested by Executive in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for Executive, and the underwriting discounts, if any, payable in respect of the Initial Restricted Shares sold by Executive), register all or, at Executive's option, any portion of the Initial Restricted Shares requested by Executive, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of such other securities, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the forgoing, if the managing underwriter of any such offering shall advise a Company in writing that, in its opinion, the distribution of all or a portion of the Initial Restricted Shares requested to be included in the registration concurrently with the securities being registered by the Company and the securities of other holders of Company securities would materially adversely affect the distribution of such securities by the Company



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for its own account, the Company will include in such registration first, the securities that the Company proposes to sell, second, the registerable securities requested to be included in such registration and other securities requested be included in such registration by holders who have registration rights, pro rata among the holders of such registerable securities and such other securities on the basis of the number of shares which are owned by such holders, and third, other securities requested to be included in such registration. (d) Annual Long-Term Share Award. So long as the Employment Term has not been terminated for any reason, on each anniversary of the Effective Date, Executive shall receive additional shares of the common stock of the Company ("Long Term Grant Restricted Shares"), subject to the same restrictions as applicable to the Initial Restricted Shares, in accordance with the schedule set forth on Exhibit B, attached hereto and made a part hereof. Notwithstanding the restrictions applicable to the Initial Restricted Shares, twenty percent (20%) of the Long Term Grant Restricted Shares shall vest on each successive yearly anniversary of the date such Long Term Grant Restricted Shares were granted to Executive. Except as provided in the immediately preceding sentence, the Long Term Grant Restricted Shares granted pursuant to this Section 3.2(d) shall be subject to the rights and forfeiture provisions set forth in Section 3.2(c) herein.

         3.2 Payment. Base Salary shall be payable in intervals in accordance with the general payroll payment practice of the Company for executive level employees; except that any payment relating to the termination of Executive shall be paid as a lump sum payment within 15 days of such termination.

         3.3 Business Expenses.

         (a) Reimbursement. The Company shall reimburse Executive for all ordinary and necessary business expenses incurred by him in connection with the performance of his duties hereunder. The reimbursement of business expenses will be governed by the policies for the Company.

         (b) Accounting. Executive shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses were incurred for proper business purposes in accordance with the policies adopted by the Company and/or its Affiliates, and as such are reimbursable by the Company. Executive shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by the Company to Executive within a reasonable time after receipt by the Company of appropriate documentation therefore.

         3.4 Other Benefits. The Company shall provide Executive with such retirement benefits and group health and other insurance coverage at such levels and on such terms as the Company generally provides to its executive level employees in accordance with its Company-sponsored benefit plans.


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         3.5 Compensation Upon Termination. If Executive's employment hereunder is terminated in accordance with the provisions of Article II, the Company will be obligated to provide to Executive compensation and benefits, in lieu of any severance under any severance plan that the Company may then have in effect, and subject to setoff for any amounts owed by Executive to the Company or any affiliate of the Company by reason of any contract, agreement, promissory note, advance, failure to return Company property or loan document, as follows:

         (a) Upon Termination for Death or Total Disability. If Executive's employment hereunder is terminated by reason of his death or Total Disability, under Sections 2.2 (c) or (d), then within 15 days of the date of termination the Company will provide to Executive (or his estate or beneficiaries):

         (i) any Base Salary that has been accrued but not paid as of the date of termination (the "Accrued Base Salary");

         (ii) any compensation for unused vacation days accrued as of the termination date in an amount equal to his Base Salary multiplied by a fraction, the numerator of which is the number of accrued unused vacation days and the denominator of which is 360 (the "Accrued Vacation Payment");

         (iii) reimbursement for expenses incurred by him prior to the date of termination that are subject to reimbursement pursuant to this Agreement (the "Accrued Reimbursable Expenses");

         (iv) any accrued and vested benefits required to be provided upon death or Total Disability by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of Executive's death or Total Disability under applicable law; and

         (v) either the prorated portion of his Annual Incentive Bonus that he received for the fiscal year prior to termination or if the termination occurs in the first year of the Initial Term, then the prorated portion of the Annual Incentive Bonus as if the target bonus was received for that year (the "Accrued Bonus").

         In addition, if Executive's employment is terminated under this Section 3.5(a), any Initial Restricted Shares and Long Term Grant Restricted Shares issued to Executive under this Agreement shall immediately vest and shall no longer be subject to forfeiture by Executive.

         (b) Upon Termination by Company for Cause or Voluntarily by Executive. If Executive's employment is terminated by the Company for Cause or if Executive voluntarily terminates his employment with the Company under Sections 2.2 (a) or
(e), within 15 days of the date of such termination, the Company will:

         (i) pay Executive the Accrued Base Salary;

         (ii) pay Executive the Accrued Vacation Payment;


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         (iii) pay Executive the Accrued Reimbursable Expenses; and

         (iv) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law.

         In addition, if Executive's employment is terminated under this Section 3.5(b), any Initial Restricted Shares and Long Term Grant Restricted Shares issued to Executive which have not yet vested shall immediately be forfeited by Executive.

         (c) Upon Termination by the Company Without Cause or by Executive for Good Reason. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason under Sections 2.2 (b) or (f), the Company will:

         (i) pay Executive the Accrued Base Salary;

         (ii) pay Executive the Accrued Vacation Payment;

         (iii) pay Executive the Accrued Reimbursable Expenses;

         (iv) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

         (v) pay Executive the Accrued Bonus; and

         (vi) pay Executive an amount equal to 1.5 times the sum of: (A) Executive's then current Base Salary; plus (B) an amount equal to the Annual Incentive Bonus which was paid to Executive for the fiscal year immediately preceding the year of termination (or if the termination occurs in the first year of the Initial Term, then the Annual Incentive Bonus as if the target bonus was received for that year); plus (C) the Annual Long-Term Share Award which was granted to Executive for the fiscal year immediately preceding the year of termination (or if the termination occurs in the first year of the Initial Term, then the Annual Long-Term Share Award as if the target share award was received for that year); provided, however, that the payment to Executive pursuant to this Section 3.5 (c)(vi) shall in no event exceed an amount which would cause Executive to receive an "excess parachute payment" as defined in the Internal Revenue Code of 1986, as amended (the "Code").

         In addition, if Executive's employment is terminated under this Section 3.5(c), any Initial Restricted Shares and Long Term Grant Restricted Shares issued to Executive under this Agreement shall immediately vest and shall no longer be subject to forfeiture by Executive.

         (d) Upon Termination by Company or Executive Upon a Change of Control. If Executive's employment is terminated by Company or Executive for Good Reason within three years of a Change of Control under Section 2.2 (g), the Company will:

         (i) pay Executive the Accrued Base Salary;


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         (ii) pay Executive the Accrued Vacation Payment;

         (iii) pay Executive the Accrued Reimbursable Expenses;

         (iv) pay Executive the Accrued Benefits;

         (v) pay Executive the Accrued Bonus; and

         (vi) pay Executive an amount equal to 2.99 times the sum of: (A) Executive's then current Base Salary; plus (B) an amount equal to the Annual Incentive Bonus which was paid to Executive for the fiscal year immediately preceding the year of termination (or if the termination occurs in the first year of the Initial Term, then the Annual Incentive Bonus as if the target bonus was received for that year); plus (C) the Annual Long-Term Share Award which was granted to Executive for the fiscal year immediately preceding the year of termination (or if the termination occurs in the first year of the Initial Term, then the Annual Long-Term Share Award as if the target share award was received for that year); provided, however, that the payment to Executive pursuant to this Section 3.5 (d)(vi) shall in no event exceed an amount which would cause Executive to receive an "excess parachute payment" as defined in the Code.

         In addition, if Executive's employment is terminated under this Section 3.5(d), any Initial Restricted Shares and Long Term Grant Restricted Shares issued to Executive under this Agreement shall immediately vest and shall no longer be subject to forfeiture by Executive. Also, Executive's welfare benefits, including health, dental and life, will be extended at Company's cost for a period of two years or until Executive is reemployed.

         3.6 Cessation of Rights and Obligations: Survival of Certain Provisions. On the date of expiration or earlier termination of the Employment Term for any reason, all of the respective rights, duties, obligations and covenants of the parties, as set forth herein, shall, except as specifically provided herein to the contrary, cease and become of no further force or effect as of the date of said termination, and shall only survive as expressly provided for herein.

         3.7 Employment Agreement; Release of Claims. On the Effective Date, this Agreement shall supersede the Prior Agreement which shall be void and of no further effect. In consideration of the promises contained herein, and as a natural inducement to the Company to enter into this Agreement, Executive hereby releases and forever discharges the Company and its officers, directors, employees, investors, shareholders, affiliates and agents from, and agrees not to sue any of these parties concerning any and all actions, liabilities, and other claims for relief and remuneration whatsoever, arising out of, or in any way connected with Executive's employment by the Company under the Prior Agreement, including all matters in equity, contract, tort or pursuant to statute, whether presently known or unknown, suspected or unsuspected that Executive may possess, provided nothing herein shall be deemed to waive or release any claim: (a) for indemnification that Executive may have under the Company's Second Amended and Restated Articles of Amendment or by-laws; or (b) to enforce this Agreement.


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                                   ARTICLE IV

                   CONFIDENTIALITY AND NON-COMPETE AGREEMENT

         4.1 Non-Disclosure of Confidential Information. Executive hereby acknowledges and agrees that the duties and services to be performed by Executive under this Agreement are special and unique and that as a result of his employment by the Company hereunder Executive has developed over time and will acquire, develop and use information of a special and unique nature and value that is not generally known to the public or to the Company's industry, including but not limited to, certain records, secrets, documentation, software programs, price lists, ledgers and general information, employee records, mailing lists, client lists, client profiles, prospective customer or client lists, accounts receivable and payable ledgers, financial and other records of the Company or its Affiliates, information regarding its clients or principles, and other similar matters (all such information being hereinafter referred to as "CONFIDENTIAL INFORMATION"). Executive further acknowledges and agrees that the Confidential Information is of great value to the Company and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of the Company and the Affiliates. Accordingly, Executive hereby agrees that:

         (a) Executive will not, during the Employment Term or at any time thereafter, directly or indirectly, except in connection with Executive's performance of his duties under this Agreement, or as otherwise authorized in writing by the Company for the benefit of the Company or any Affiliate, divulge to any person, firm, corporation, limited liability company or organization, other than the Company or any affiliated entity (hereinafter referred to as "THIRD PARTIES"), or use or cause or authorize any Third Parties to use, the Confidential Information, except as required by law; and

         (b) Upon the termination of the Employment Term for any reason whatsoever, Executive shall deliver or cause to be delivered to the Company any and all Confidential Information, including drawings, notebooks, keys, data and other documents and materials belonging to the Company or its Affiliates which is in his possession or under his control relating to the Company or its Affiliates, regardless of the medium upon which it is stored, and will deliver to the Company upon such termination of employment any other property of the Company or its Affiliates which is in his possession or under his control.

         4.2 Non-Solicitation and Covenant Not to Compete.

         (a) General. Executive acknowledges that the covenants set forth in this Section 4.2 are reasonable in scope and essential to the preservation of the business and the goodwill of the Company, and are consideration for the amounts to be paid to Executive hereunder. Executive also acknowledges that the enforcement of the covenant set forth in this Section 4.2 will not preclude Executive from being gainfully employed in such manner and to the extent as to provide a standard of living for himself, the members of his family and the others dependent upon him of at least the level to which he and they have become accustomed and may expect. In addition, Executive acknowledges that the Company and its Affiliates have obtained an


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advantage over their competitors that is characterized by relationships with clients, principals and other contacts.

         (b) Covenant. Executive hereby covenants and agrees that, during the term of his employment hereunder and during a period of six months following the voluntary termination of his employment hereunder (which shall not be deemed to include a termination resulting from the expiration of the Initial Term or any subsequent renewal) or the termination of Executive's employment hereunder for Cause under Section 2.2 (a) hereunder (the "Covenant Period"), Executive shall not, directly or indirectly: (i) alone, together or in association with others, either as a principal, agent, owner, shareholder, officer, director, partner, employee, lender, investor or in any other capacity, engage in, have any financial interest in or be in any way connected or affiliated with, or render advice or services to, any business engaged in the Business or any new businesses or lines of business which the Company may enter prior to the termination of Executive's employment under this Agreement in the greater metropolitan area of Chicago, Illinois, and any suburb thereof, other than as an employee of The Inland Group, Inc. ("TIGI") or an affiliate of TIGI or otherwise on behalf of the Company as an employee thereof or such other business as may be permitted by the Company in writing, or as set forth on Exhibit C attached hereto and made a part hereof; (ii) directly or indirectly divert, take away, solicit or interfere with or attempt to divert, take away, solicit or interfere with any present or prospective customer, except on behalf of the Company as an employee thereof; (iii) directly or indirectly solicit, induce, influence or attempt to solicit, induce or influence any employee or agent of the Company to leave his employment or engagement with the Company; or offer employment or engagement to or employ or engage any such employee of the Company, or assist or attempt to assist any such employee of the Company in seeking other employment; or (iv) in any manner slander, libel or by other means take action which is or intended, or could reasonably be expected, to be detrimental to the Company or an Affiliate or their respective employees or operations. As used in this
Section 4.2, the term "Company" shall mean the Company or an Affiliate. As used herein, "customer" and "prospective customer" shall include: (i) any tenant or any other person or entity with whom the Company is negotiating for the leasing of real property from the Company or an Affiliate at the time of the termination of Executive's employment or during the six month period immediately prior to such termination; or (ii) any owner of real property the purchase or sale of which is being negotiated by the Company at the time of the termination of Executive's employment or during the six month period immediately prior to such termination. The restrictions imposed by this subparagraph 4.2(b) shall not apply to the ownership of one percent (1%) or less of all of the outstanding securities of any entity whose securities are listed on a national securities exchange.

         4.3 Remedies.

         (a) Injunctive Relief. Executive expressly acknowledges and agrees that the business of the Company is highly competitive and that a violation of any of the provisions of Sections 4.1 or 4.2 would cause immediate and irreparable harm, loss and damage to the Company or an Affiliate not adequately compensable by a monetary award. Executive further acknowledges and agrees that the time periods and territorial areas provided for herein are the minimum necessary to adequately protect the business of the Company, the enjoyment of the Confidential Information and the goodwill of the Company. Without limiting any of the other remedies available to the Company at law or in equity, or the Company's right or ability to collect money damages, Executive agrees that any actual or threatened violation of any of the provisions of Sections 4.1 or 4.2 may be immediately restrained or enjoined by any court of competent jurisdiction, and that a temporary restraining order or emergency, preliminary or final injunction may be issued in any court of competent jurisdiction, upon twenty-four (24) hour notice and without bond. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section shall survive the termination of the Employment Term.

         (b) Enforcement. It is the desire of the parties that the provisions of Sections 4.1 or 4.2 be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of Sections 4.1 or 4.2 shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalidated by such laws or public policies, such section or sections shall be: (i) deemed amended to delete therefrom such portions so adjudicated; or (ii) modified as determined appropriate by such a court, such deletions or modifications to apply only with respect to the operation of such section or sections in the particular jurisdictions so adjudicating on the parties and under the circumstances as to which so adjudicated.

                                   ARTICLE V

                                 MISCELLANEOUS

         5.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received:
(a) when delivered, if delivered personally; (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid; (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service; and (d) on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by first class mail, postage prepaid, in each case addressed as follows:

         To Executive at his home address.

         To the Company at:         Inland Real Estate Corporation
                                    2901 Butterfield Road
                                    Oak Brook, Illinois 60523
                                    Attn: Norm Treonis

         With a copy to:            Shefsky & Froelich Ltd.
                                    444 North Michigan Avenue
                                    Suite 2500
                                    Chicago, Illinois 60611
                                    Attn: Michael J. Choate
                                    Telephone: (312) 836-4066
                                    Facsimile: (312) 527-5921


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
Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

         5.2 Entire Agreement; Amendments, Etc. This Agreement contains the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. No modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

         5.3 Benefit. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors and legal representatives of Executive and the successors, assignees and transferees of the Company and its current or future Affiliates. This Agreement or any right or interest hereunder may not be assigned by Executive.

         5.4 No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

         5.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

         5.6 Compliance and Headings. The headings in this Agreement are intended to be for convenience and reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

         5.7 Governing Law. The parties agree that this Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Illinois, and the parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the state courts in Chicago, Illinois or in the U.S. District Court for the Northern District of Illinois. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be in Chicago, Illinois.

         5.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         5.9 No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any provisions of this Agreement.

         5.10 Enforcement. In the event either of the parties to this Agreement shall bring an action against the other party with respect to the enforcement or breach of any provision of this Agreement, the prevailing party in such action shall recover from the non-prevailing party the costs incurred by the prevailing party with respect to such action including court costs and reasonable attorneys' fees.

         5.11 Recitals. The Recitals set forth above are hereby incorporated in and made a part of this agreement by this reference.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.



                                        INLAND REAL ESTATE CORPORATION,
                                        a Maryland corporation

                                        By: /s/ Norbert Treonis
                                           -------------------------------------
                                        Name:     Norbert Treonis
                                        Its:      President

                                        EXECUTIVE

                                        /s/ Samuel A. Orticelli
                                        ----------------------------------------
                                        SAMUEL A. ORTICELLI

                                   EXHIBIT A
                        (formula for determining Annual
                                Incentive Bonus)


I. The Executive's Annual Incentive Bonus Opportunity ("AIBO") shall be determined based on performance of the Company, measured to either a Threshold, Target, or High level of performance.

          - The Company will have achieved a Threshold level of performance if the Company's growth in FFO per share during the year for which the bonus is calculated is not less than 70% of the median FFO growth rate for the applicable year as published by NAREIT for the Retail Property Sector.

          - The Company will have achieved a Target level of performance if the Company's growth in FFO per share during the year for which the bonus is calculated is not less than 100% of the median FFO growth rate for the applicable year as published by NAREIT for the Retail Property Sector.

          - The Company will have achieved a High level of performance if the Company's growth in FFO per share during the year for which the bonus is calculated is not less than 130% of the median FFO growth rate for the applicable year as published by NAREIT for the Retail Property Sector.

     If the Company achieves a Threshold level of performance, the Executive's AIBO will be equal to 20% of Executive's Base Salary for the applicable year. If the Company achieves a Target level of performance, the Executive's AIBO will be equal to 30% of Executive's Base Salary for the applicable year. If the Company achieves a High level of performance, the Executive's AIBO will be equal to 60% of Executive's Base Salary for the applicable year.


II. The Executive's Annual Incentive Bonus for the applicable year shall be determined by adding two components:

          A.  The first component shall be equal to 80% of the Executive's AIBO.

          B. The second component shall be determined by the Company's CEO based on a subjective assessment of the Executive's performance, and may be up to but not in excess of 20% of the Executive's AIBO.

                                   EXHIBIT B
                    (formula for determining Annual Award of
                       Long Term Grant Restricted Shares)

 I. The Executive's Annual Award of Long Term Grant Restricted Shares shall be determined based on performance of the Company, measured to either a Threshold, Target, or High level of performance.

          - The Company will have achieved a Threshold level of performance if the Company's growth in FFO per share during the year for which the grant of Long Term Grant Restricted Shares is calculated is not less than 70% of the median FFO growth rate for the applicable year as published by NAREIT for the Retail Property Sector.

          - The Company will have achieved a Target level of performance if the Company's growth in FFO per share during the year for which the grant of Long Term Grant Restricted Shares is calculated is not less than 100% of the median FFO growth rate for the applicable year as published by NAREIT for the Retail Property Sector.

          - The Company will have achieved a High level of performance if the Company's growth in FFO per share during the year for which the grant of Long Term Grant Restricted Shares is calculated is not less than 130% of the median FFO growth rate for the applicable year as published by NAREIT for the Retail Property Sector.

     If the Company achieves a Threshold level of performance, the Executive's award of Long Term Grant Restricted Shares will be 4545.45 shares. If the Company achieves a Target level of performance, the Executive's award of Long Term Grant Restricted Shares will be 9090.91 shares. If the Company achieves a High level of performance, the Executive's award of Long Term Grant Restricted Shares will be 18,181.82 shares.

                                   EXHIBIT C
                        to Employment Agreement between
             Inland Real Estate Corporation and Samuel A. Orticelli



                                  Affiliations

     Inland Retail Real Estate Trust, Inc.           Secretary


                                  Investments

     Mid-America Management Corp.                    Shareholder
     Midwest Real Estate Equities, Inc.              Shareholder